Exhibit 99.2

26/F HKRI Centre One, HKRI Taikoo Hui,
288 Shimen Road (No. 1),
Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

Atour Lifestyle Holdings Limited

18th floor, Wuzhong Building, 618 Wuzhong Road,

Minhang District, Shanghai,

People’s Republic of China

November 1, 2021

Re: PRC Legal Opinions on Certain PRC Legal Matters

Dear Sir/Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region) and are qualified to issue opinions on the PRC Laws.

We are acting as the PRC legal counsel to Atour Lifestyle Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) by the Company of certain number of American Depositary Shares (“ADSs”) in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended), and (ii) the Company’s proposed listing of the ADSs on Nasdaq Global Select Market (“Nasdaq”) ((i) and (ii) above collectively, the “Transactions”).

Beijing Head Office	Shanghai Office	Guangzhou Office	Shenzhen Office	Hangzhou Office
Tel: (86-10) 8519-1300	Tel: (86-21) 5298-5488	Tel: (86-20) 2805-9088	Tel: (86-755) 2939-5288	Tel: (86-571) 2689-8188
Fax: (86-10) 8519-1350	Fax: (86-21) 5298-5492	Fax: (86-20) 2805-9099	Fax: (86-755) 2939-5389	Fax: (86-571) 2689-8199

Chengdu Office	Qingdao Office	Dalian Office	Haikou Office	Tianjin Office
Tel: (86-28) 6739-8000	Tel: (86-532) 6869-5000	Tel: (86-411) 8250-7578	Tel: (86-898) 6851-2544	Tel: (86-22) 5990-1301
Fax: (86-28) 6739-8001	Fax: (86-532) 6869-5010	Fax: (86-411) 8250-7579	Fax: (86-898) 6851-3514	Fax: (86-22) 5990-1302

Hong Kong Office	New York Office	Silicon Valley Office
Tel: (852) 2167-0000	Tel: (1-212) 703-8702	Tel: (1-888) 886-8168
Fax: (852) 2167-0050	Fax: (1-212) 703-8720	Fax: (1-888) 808-2168

www.junhe.com

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other information and instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”).

In our examination of the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry or investigation:

(1)	the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual representations, warranties and statements contained in such Documents;

(2)	the genuineness of all the signatures, seals and chops, and the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)	that the Documents which have been presented to us have not been revoked, amended, varied or supplemented up to the date of this Opinion, except as noted therein;

(4)	that the Company and the PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(5)	that all parties thereto, other than the PRC Group Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties pursuant to the laws and regulations of the jurisdiction of its incorporation or organization, and have the requisite power and authority to perform their obligations thereunder; and

(6)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

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1.	The following terms as used in this Opinion are defined as follows:

“Governmental Authorizations”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any PRC Authorities pursuant to applicable PRC Laws;
“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009;
“CAC”	means the Cyberspace Administration of China;
“Material Adverse Effect”	means a material and adverse effect, resulting from any event, circumstance, condition, occurrence or situation or any combination of the foregoing, upon the condition (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Group Companies taken as a whole;
“PRC Authorities”	means any national, provincial, municipal or local governmental authority, agency or body in the PRC having jurisdiction over any of the PRC Group Companies;
“PRC Group Companies”	means the PRC companies as set out in Schedule attached hereto. “PRC Group Company” shall be construed accordingly;
“PRC Laws”	means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof;
“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

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Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2.	Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

(A)	Incorporation and Existence of PRC Group Companies. Each of the PRC Group Companies has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws, and its business license and articles of association are in full force and effect under, and in compliance with the PRC Laws in all material respects. All the equity interests of each of the PRC Group Companies are legally owned by its respective shareholders, and to the best of our knowledge after due and reasonable inquiries, such equity interests have been registered with State Administration for Market Regulation or its local branches to the extent that such equity interests are required to be registered to be enforceable and are free and clear of all security interest, encumbrances, mortgage, pledge, liens, equities or claims under PRC Laws. To the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Group Companies.

(B)	Corporate Structure. The descriptions of the corporate structure of the PRC Group Companies set forth in “Corporate History and Structure” section of the Registration Statement are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respect. The descriptions of the events and transactions set forth in “Corporate History and Structure” section of the Registration Statement, to the extent that such descriptions are related to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects. To the best of our knowledge after due and reasonable inquiries, the transactions of acquisition and restructuring involving the PRC Group Companies as described in the “Corporate History and Structure” section of the Registration Statement are not in violation of, and immediately after the consummation of the Transactions will not result in violation of, any PRC Laws currently in effect, in any material respect, and no Governmental Authorization or any other necessary steps required under the PRC Laws other than those already obtained is required under the existing PRC Laws for the establishment of such shareholding structures.

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(C)	Business and License. To the best of our knowledge after due inquiry: (A) to the extent that the official statement or documentation presented to us are duly obtained from competent PRC authorities, each of the PRC Group Companies has obtained or completed all material Governmental Authorizations and made all material declarations and filings necessary to own, lease, license and use its material properties to conduct its business in the manner presently conducted as described in the Registration Statement and the Prospectus, except as disclosed in the statements set forth under “Risk Factors—Risks Related to Our Business and Industry” section of the Registration Statement, including the descriptions under the subsections headed “Our legal right to lease certain properties to operate our leased hotels could be challenged by property owners or other third parties, which could prevent us from continuing to operate our leased hotels or increase the costs associated with operating these hotels”, “Failure to comply with lease registration under PRC law may subject both parties to such leases to fines or other penalties that may negatively affect our ability to operate our leased hotels”, “Failure to comply with land- and property-related requirements under PRC law may subject lessors to fines or other penalties that may negatively affect our ability to operate our leased hotels”, “We are subject to various hospitality industry, health and safety, construction, fire prevention and environmental laws and regulations that may subject us to liability” and “Our failure to comply with franchise regulations may result in penalties to us and could have a material adverse effect on our business”; (B) based on existing PRC laws and regulations, neither the Company nor its subsidiaries are currently subject to any pre-approval requirement from the CAC to operate its business or conduct this Offering; (C) the business presently engaged by the PRC Group Companies as described in the Registration Statement and the Prospectus is not subject to foreign investment restriction as stipulated by Special Administrative Measures (Negative List) for the Access of Foreign Investment (Edition 2020).

(D)	M&A Rules. The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Except as disclosed in the statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC law” and “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions” and based on our understanding of the PRC Laws, we are of the opinion that the Company will not be required to submit an application to the CSRC for the approval of this offering and the listing and trading of our ADSs on the Nasdaq under the M&A Rules because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) Atour Shanghai was a foreign-invested enterprise before it was acquired by Atour Hong Kong. However, there can be no assurance that the relevant Governmental Agencies, including the CSRC, would reach the same conclusion.

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The statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC law” and “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(E)	Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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(F)	Taxation. The statements set forth in the Registration Statement under the heading “Taxation—People’s Republic of China Taxation”, to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

(G)	Statements in Registration Statement and the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Related Party Transactions”, “Taxation”, “Business” and “Regulation” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) to the extent that they constitute matters of PRC Laws or description of documents, agreements or proceedings governed by the PRC Laws, fairly reflect the matters purported to be summarized therein in all material and PRC Laws aspects, and nothing has been omitted from such statements which would make such statements misleading in any material respect.

3.	This opinion is subject to the following qualifications:

(1)	This opinion is subject to, in so far as it relates to the validity and enforceability of a contract, (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally; (ii) possible judicial, arbitral or administrative actions or any PRC Law affecting creditors’ rights; (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interest of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; and (v) any possible judicial discretion, discretion of arbitration tribunal or administrative action affecting creditors’ rights or with respect to the availability of indemnifications, remedies, defenses or injunctive relief, the calculation of damages, the entitlement of attorneys’ fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

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(2)	This opinion is subject to the discretion of any competent PRC legislative, administrative, judicial or arbitration tribunals in exercising their authority to change any PRC Laws or the implementation, interpretation or application thereof in any form.

(3)	This opinion relates only to PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of PRC Laws, or the interpretation thereof or implementation thereof, will not be changed, amended, revoked or replaced in the immediate future or in the longer term with or without retrospective effect.

(4)	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted and referred to independently.

This opinion is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Taxation,” “Regulation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

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(Signature page)

Yours faithfully,

/s/ JunHe LLP
JunHe LLP

SCHEDULE       List of PRC Group Companies

1.	Shanghai Atour Business Management (Group) Co., Ltd. (or Atour Shanghai) 上海亚朵商业管理（集团）有限公司
2.	Xi’an Jiaduo Hotel Management Co., Ltd. 西安佳朵酒店管理有限公司
3.	Guangzhou Zhongduo Hotel Management Co., Ltd. 广州仲朵酒店管理有限公司
4.	Shanghai Hongwang Financial Information Service Co., Ltd. 上海竑旺金融信息服务有限公司
5.	Beijing Chengduo Data Technology Co., Ltd. 北京丞朵数据科技有限公司
6.	Shanghai Zhouduo Hotel Management Co., Ltd. 上海舟朵酒店管理有限公司
7.	Shenzhen Jiaoduo Hotel Management Co., Ltd. 深圳交朵酒店管理有限公司
8.	Shanghai Leiduo Information Technology Co., Ltd. 上海耒朵信息科技有限公司
9.	Shanghai Jiangduo Information Technology Co., Ltd. 上海匠朵信息科技有限责任公司
10.	Shanghai Banduo Hotel Management Co., Ltd. 上海半朵酒店管理有限公司
11.	Hangzhou Anduo Hotel Management Co., Ltd. 杭州安朵酒店管理有限公司
12.	Atour (Tianjin) Hotel Management Co., Ltd. 亚朵（天津）酒店管理有限公司
13.	Shanghai Xiangduo Corporation Management Co., Ltd. 上海向朵企业管理有限公司
14.	Chengdu Zhongcheng Atour Hotel Management Co., Ltd. 成都中成雅朵酒店管理有限公司
15.	Shanghai Guiduo Hotel Management Co., Ltd. 上海圭朵酒店管理有限公司
16.	Shanghai Naiduo Hotel Management Co., Ltd. 上海氖朵酒店管理有限公司
17.	Shanghai Youduo Hotel Management Co., Ltd. 上海有朵酒店管理有限公司
18.	Shanghai Chengduo Information Technology Co., Ltd. 上海丞朵信息科技有限公司
19.	Shanghai Mingduo Business Management Co., Ltd. 上海名朵商业管理有限责任公司
20.	Shanghai Shankuai Information Technology Co., Ltd. 上海闪快信息科技有限公司
21.	Atour (Shanghai) Travel Co., Ltd. 亚朵（上海）旅行社有限公司
22.	Gongyu (Shanghai) Culture Communication Co., Ltd. 共语（上海）文化传播有限公司

23.	Shanghai Yinduo Culture Communication Co., Ltd. 上海印朵文化传播有限公司
24.	Shanghai Qinju Investment Management Co., Ltd. 上海轻居投资管理有限公司
25.	Shanghai Huiduo Hotel Management Co., Ltd. 上海荟朵酒店管理有限公司
26.	Shanghai Xingduo Hotel Management Co., Ltd. 上海星朵酒店管理有限公司
27.	Yueduo (Shanghai) Apartment Management and Service Co., Ltd. 悦朵（上海）公寓管理服务有限公司
28.	Beijing Yueduo Property Management Co., Ltd. 北京悦朵物业管理有限公司
29.	Fuzhou Hailian Atour Hotel Management Co., Ltd. 福州海联亚朵酒店管理有限公司